
                                                                   EXHIBIT 10.38

                                    [FORM OF]

                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                                   AMDL, INC.

                                       AND

                          ----------------------------
                                  ("PURCHASER")

                                  REGULATION D
                                  U.S. PERSONS

                           DATED AS OF AUGUST __, 2005

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                                TABLE OF CONTENTS

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                                                                                                                  PAGE
1.   PURCHASE AND SALE OF SECURITIES..........................................................................      1
1.1  Purchase and Sale of Securities..........................................................................      1
1.2  Purchase Price...........................................................................................      1
2.   CLOSING..................................................................................................      2
2.1  Date and Time............................................................................................      2
2.2  Deliveries by Purchaser..................................................................................      2
2.3  Deliveries by the Company................................................................................      2
2.4  Payment to Placement Agent; Warrants.....................................................................      2
2.5  Payment to Galileo Asset Management, S. A. ("Galileo")...................................................      2
3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................      3
3.1  Organization and Good Standing...........................................................................      3
3.2  Capitalization...........................................................................................      3
3.3  Validity of Transactions.................................................................................      3
3.4  No Violation.............................................................................................      3
3.5  SEC Reports..............................................................................................      3
3.6  Subsidiaries.............................................................................................      4
3.7  Litigation...............................................................................................      4
3.8  Taxes....................................................................................................      4
3.9  Securities Law Compliance................................................................................      4
4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.........................................................      4
4.1  Legal Power..............................................................................................      4
4.2  Due Execution............................................................................................      4
4.3  Receipt and Review of SEC Reports........................................................................      5
4.4  No Reliance on Projections...............................................................................      5
4.5  Restricted Securities....................................................................................      5
4.6  Purchaser Sophistication and Ability to Bear Risk of Loss................................................      6
4.7  Purchases by Groups......................................................................................      6
5.   CONDITIONS TO CLOSING....................................................................................      6
5.1  Conditions to Obligations of the Purchaser...............................................................      6
5.2  Conditions to Obligations of the Company.................................................................      6
6.   REGISTRATION RIGHTS......................................................................................      7
6.1  Definitions..............................................................................................      7
6.2  Securities Subject to the Registration Rights............................................................      8
6.3  Registration Rights......................................................................................      9
6.4  Expenses and Procedures..................................................................................      9
6.5  Indemnification..........................................................................................     10
6.6  Rule 144.................................................................................................     12
6.7  Underwritten Registrations...............................................................................     13
6.8  Failure to File Registration Statement and Other Events..................................................     13
7.   MISCELLANEOUS............................................................................................     13
7.1  Fees and Expenses........................................................................................     13
7.2  Governing Law............................................................................................     14
7.3  Specific Performance; Consent to Jurisdiction; Venue.....................................................     14
7.4  Successors and Assigns...................................................................................     14
7.5  Entire Agreement.........................................................................................     14

                                       (i)
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
7.6  Separability.............................................................................................     14
7.7  Amendment and Waiver.....................................................................................     15
7.8  Notices..................................................................................................     15
7.9  Titles and Subtitles.....................................................................................     15
7.10 Survival.................................................................................................     15
7.11 Counterparts.............................................................................................     15
7.12 Publicity................................................................................................     15

EXHIBITS:

     A  Purchaser Representation Letter (Regulation D - Rule 506)
     B  Form of Common Stock Purchase Warrant (Regulation D)
     C Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 D Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005

                                      (ii)

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                                   AMDL, INC.

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement ("Agreement") is made as of the 9th day of August 2005 by and between AMDL, Inc., a Delaware corporation (the "Company"), with its principal office at 2492 Walnut Avenue, Suite 100, Tustin, California 92780, and __________________________ (the "Purchaser").

                                    RECITALS

      A. The Company is conducting a combined offering under Regulation D and Regulation S under the Securities Act of 1933, as amended (the "Offering") on substantially the same terms and subject to the conditions set forth herein, of up to 3,200,000 shares of the Company's common stock, $.001 par value per share ("Common Stock") and warrants to purchase an additional 1,600,000 shares of Common Stock ("Warrants").

      B. The Company desires to obtain funds from the Purchaser and Purchaser desires to participate in the Offering of which this Securities Purchase Agreement is a part, as provided in Section 2 below.

                                    AGREEMENT

      It is agreed as follows:

      I. PURCHASE AND SALE OF SECURITIES.

            A. Purchase and Sale of Securities. In reliance upon the representations and warranties of the Company and Purchaser contained herein and in the Purchaser Representation Letter attached hereto as Exhibit "A" and subject to the terms and conditions set forth herein, Purchaser hereby agrees to purchase, and the Company hereby agrees to sell and issue to Purchaser, the number of shares of Common Stock (the "Shares") set forth on the Purchaser Signature Page hereto.

                  The Company will also deliver to the Purchaser, at the Closing (as defined below), a Warrant substantially in the form of Exhibit "B" hereto, to purchase a number of shares of Common Stock equal to one-half of the total number of Shares purchased by the Purchaser at the Closing (the "Warrant Shares"). The Warrant will have an exercise price of the greater of 115% of (i) the average closing price of the Company's Common Stock, as reported by the American Stock Exchange, for the five (5) consecutive trading days ended on the last trading day prior to the Closing Date (as defined below), or (ii) the closing price of the Company's Common Stock on AMEX on the day preceding the Closing Date. The Warrant will remain exercisable until three years after the Closing Date.

            B. Purchase Price. The purchase price for each Share sold to the Purchaser will be the greater of (i) thirty-one and one-half cents ($0.315), or
(ii) seventy-five percent (75%) of the average closing price of the Company's Common Stock as reported by the American Stock Exchange for the five (5) consecutive trading days ended on the last trading day prior to the Closing Date. The purchase price per share determined in accordance with this paragraph, multiplied by the number of Shares that Purchaser is subscribing to purchase as set forth on the Purchaser Signature Page, is referred to herein as the "Total Purchase Price."

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      II. CLOSING.

            A. Date and Time. The Closing of the sale of the Shares contemplated by this Agreement (the "Closing") shall take place at 3:00 p.m., Pacific Time, on August 15, 2005, or at such different time or day as may be mutually acceptable to Purchaser and the Company.

            B. Deliveries by Purchaser.

                  1. On or before 3:00 p.m. Pacific Time on the date of the Closing, Purchaser shall deliver to the Company a completed and duly executed Purchaser Signature Page and Purchaser Representation Letter, Exhibit "A" hereto, via facsimile at (714) 505-4464.

                  2. Prior to the Closing, Purchaser shall have delivered a wire transfer to the general account of the Company in the amount of the Total Purchase Price for such Purchaser's Shares.

            C. Deliveries by the Company. At the Closing, or as soon thereafter as practicable, the Company will cause to be issued to Purchaser against payment of the Total Purchase Price (i) a stock certificate for the Shares registered in the Purchaser's name or as otherwise designated by the Purchaser, and (ii) a Warrant to purchase a number of shares of Common Stock determined in accordance with Section 1.1 above.

            D. Payment to Placement Agent; Warrants. Havkit Corporation, a licensed NASD member broker-dealer ("Placement Agent"), has entered into an Equity Funding Agreement dated August 9, 2005 with the Company and has introduced Purchaser to the Company. For such services, at Closing, the Company shall pay to Placement Agent as fees for its services:

                        a. a cash fee equal to ten percent (10%) of the Total Purchase Price;

                        b. a Warrant to purchase a number of shares equal to ten percent (10%) of the number of Shares purchased by Purchaser hereunder on the same terms as the Warrant attached hereto; and

                        c. a cash fee equal to six percent (6%) of the gross amount received by the Company on exercise of the Warrants by Purchaser.

            E. Payment to Galileo Asset Management, S. A. ("Galileo").

                  Galileo has incurred expenses in assisting the Company in organizing the Offering, conducting due diligence on the Company and introducing the Placement Agent to the Company. For its services and in reimbursement of Galileo's expenses, on a non accountable basis, Galileo shall receive a fee of three percent (3%) of the Total Purchase Price.

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      III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            As a material inducement to the Purchaser to enter into this Agreement and to purchase the Shares, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at the Closing, except as expressly qualified or modified herein.

            A. Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

            B. Capitalization. The Company is authorized to issue 50,000,000 shares of Common Stock of which 24,149,489 shares are issued and outstanding as of August 5, 2005, which does not include any shares of Common Stock which are to be issued pursuant to the Closing. The Company is also authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share, of which 11,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. All outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. Except as set forth above and in the SEC Reports (as hereinafter defined), as of August 5, 2005, there was not outstanding any other right to purchase, or any security convertible into or exchangeable for, any capital stock of the Company, including, but not limited to, options, warrants, or rights. Except as set forth herein, the Company is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its securities.

            C. Validity of Transactions. This Agreement has been duly authorized, executed and delivered by the Company and is the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

            D. No Violation. The execution, delivery and performance of this Agreement has been duly authorized by the Company's Board of Directors and, to the extent necessary, the shareholders of the Company, will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Certificate of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound. No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement.

            E. SEC Reports. The Company has delivered to the Purchaser copies of the following documents, attached as exhibits hereto, as filed with the U.S. Securities and Exchange Commission (collectively the "SEC Reports"):

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                  1.    Annual Report on Form 10-KSB for the fiscal year ended
                        December 31, 2004 (Exhibit "C"); and

                  2. Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 (Exhibit "D").

                  The information in the SEC Reports, as of the respective dates thereof, taken as a whole, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            F. Subsidiaries. The Company does not own, directly or indirectly, any equity or debt securities of any corporation, partnership, or other entity, except for its ownership of 20,000 shares of Wickliffe International Corporation.

            G. Litigation. Except as set forth in the SEC Reports, there are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the Company which, if adversely determined, would have a material adverse effect on the financial condition, results of operations, prospects or business of the Company, and the Company is not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department.

            H. Taxes. Federal income tax returns and state and local income tax returns for the Company have been filed as required by law; all taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by the Company to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed on the Company have been paid and any reports or returns due in connection herewith have been filed.

            I. Securities Law Compliance. Assuming the accuracy of the representations and warranties of Purchaser set forth in Section 4 of this Agreement, the offer, issue, sale and delivery of the shares of Common Stock will constitute an exempted transaction under the Securities Act of 1933, as amended and now in effect ("Securities Act"). The Company shall make such filings, if any, as may be necessary to comply with the Federal securities laws

      IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

            Purchaser hereby represents, warrants and covenants with the Company as follows:

            A. Legal Power. Purchaser has the requisite individual, corporate, partnership, trust or fiduciary power, as appropriate, and is authorized, if Purchaser is a corporation, partnership or trust, to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

            B. Due Execution. This Agreement has been duly authorized, if Purchaser is a corporation, partnership, trust or fiduciary, executed and delivered by Purchaser, and, upon due

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execution and delivery by the Company, this Agreement will be a valid and binding agreement of Purchaser.

            C. Receipt and Review of SEC Reports. Purchaser represents that Purchaser has received and reviewed the SEC Reports and has been given full and complete access to the Company for the purpose of obtaining such information as the Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase the Shares. Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares all as Purchaser or Purchaser's qualified representative have found necessary to make an informed investment decision to purchase the Shares hereunder.

            D. No Reliance on Projections. Purchaser has not relied on any financial projections, models or other financial information relating to the Company not contained in the SEC Reports, whether or not provided by the Company, any placement agent or any other source. Purchaser acknowledges that such financial projections are inherently unreliable and are not an accurate indication of the Company's business prospects or future financial performance.

            E. Restricted Securities. Purchaser has been advised that the Shares and the Warrant Shares have not been registered under the Securities Act or any other applicable securities laws and that such securities are being offered and sold pursuant to Section 4(2) of the Securities Act and Regulation D thereunder, and that the Company's reliance upon Section 4(2) and Regulation D is predicated in part on each Purchaser's representations as contained herein and in the Purchaser Representation Letter in the form attached hereto as Exhibit "A" completed by each Purchaser.

                  1. Purchaser acknowledges that the Shares and the Warrant Shares will be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act. The Shares and the Warrant Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

                  2. Purchaser represents that Purchaser is acquiring the Securities for Purchaser's own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

                  3. Purchaser understands and acknowledges that the Shares and the Warrant Shares will bear the following legend:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE

            CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

                  4. Purchaser acknowledges that the Shares and the Warrant Shares are not liquid and are transferable only under limited conditions. Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 and Regulation D promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Shares and Warrant Shares.

            F. Purchaser Sophistication and Ability to Bear Risk of Loss. Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Securities and can bear the economic risk of investment in the Securities without producing a material adverse change in Purchaser's financial condition. Purchaser otherwise has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Securities.

            G. Purchases by Groups. Purchaser represents, warrants and covenants that it is not acquiring the Securities as part of a group within the meaning of
Section 13(d)(3) of the Exchange Act and Purchaser has not agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and Purchaser is acting independently with respect to its investment in the Securities.

      V. CONDITIONS TO CLOSING.

            A. Conditions to Obligations of the Purchaser. Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment or waiver, at or prior to the Closing, of all of the following conditions:

                  1. Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of said date; and the Company shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing.

                  2. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser.

            B. Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares and issue the Warrants at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing, of the following conditions:

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                  1. Representations and Warranties True. The representations and warranties made by Purchaser in Section 4 hereof and on Exhibit "A" hereof shall be true and correct at the Closing with the same force and effect as if they had been made on and as of the Closing.

                  2. Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing, and Purchaser shall have delivered payment to the Company in respect of its purchase of the Shares.

                  3. Qualifications, Legal and Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States that are required in connection with the lawful sale and issuance of the Shares and the Warrants pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares and issuance of the Warrants shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares and the issuance of the Warrant shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

                  4. Board Approval. The Company's Board of Directors shall have authorized and approved the issuance of the Shares, the Warrant and the Warrant Shares pursuant to the terms and conditions set forth in this Agreement.

                  5. Listing Approval. The Company shall have obtained the written approval of the American Stock Exchange for the listing of the Shares and the Warrant Shares for trading on the American Stock Exchange.

      VI. REGISTRATION RIGHTS.

            A. Definitions.

                  As used in this Section 6, the following terms shall have the following meanings:

                  1. Business Day: Any day during which the SEC is officially open for the conduct of its normal business.

                  2. Effectiveness Date: The earlier of (i) the 120th day following the Closing, before which the Company will use its commercially reasonable best efforts to cause the Registration Statement to become effective, and (ii) the date which is within five (5) Business Days after the date on which the SEC informs the Company in writing (a) that the SEC will not review the Registration Statement, or (b) that the Company may request the acceleration of the effectiveness of the Registration Statement.

                  3. Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  4. Losses: See Section 6.5 hereof.

                  5. Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Securities Act Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                  6. Registration Expenses: All reasonable expenses incurred by the Company in complying with Sections 6.3 and 6.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, accountants' expenses (including, without limitation, any special audits or "comfort" letters incidental to or required by any such registration), any fees or disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions) and blue sky fees and expenses in all states reasonably designated by the holders of Registrable Securities.

                  7. Registrable Securities: The Shares purchased by Purchaser pursuant to this Agreement and the Warrant Shares, including all shares of Common Stock issued or issuable in respect of such shares pursuant to any stock split, stock dividend, recapitalization, or similar event.

                  8. Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  9. Required Filing Date: The sixtieth (60th) day immediately following the Closing.

                  10. Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC (excluding Rule 144A).

                  11. SEC: The Securities and Exchange Commission.

                  12. Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  13. Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

            B. Securities Subject to the Registration Rights. The securities entitled to the benefits of the Registration Rights set forth in this Section 6 are the Registrable Securities.

            C. Registration Rights. The Company agrees that, on or before the Required Filing Date, the Company shall use its best efforts to prepare and file with the SEC a Registration Statement on Form S-3 for the Registrable Securities. The Company will use its best efforts to cause such registration statement to become effective as soon as practicable with respect to such Registrable Securities and in accordance with the registration procedures set forth in Section 6.4 hereof and to keep such Registration Statement effective until the earlier of (i) two years after the date of the Closing, (ii) the date on which the holders of Registrable Securities may sell all the Registrable Securities then held by them without restriction by the volume limitations of Rule 144(c) of the Securities Act, or (iii) such time as all Registrable Securities have been sold pursuant to the Registration Statement (the "Effectiveness Period").

            Expenses and Procedures.

                  Expenses of Registration. All Registration Expenses (exclusive of underwriting discounts and commissions) for the Registration Statement referred to in Section 6.3 shall be borne by the Company. Each holder of Registrable Securities shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to the sale of the Registrable Securities sold by such holder.

                  Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to Section 6.3 hereof, the Company will keep the holders of Registrable Securities advised as to the initiation of registration, qualification and compliance and as to the completion thereof. At its expense, the Company will furnish such number of Prospectuses and other documents incident thereto as the holders or underwriters from time to time may reasonably request.

                  Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information after receiving such request.

                  1. Delay or Suspension. Notwithstanding anything herein to the contrary, the Company may, at any time, suspend the effectiveness of any Registration Statement for a period of up to 60 consecutive days or 90 days in the aggregate in any calendar year, as appropriate (a "Suspension Period"), by giving notice to each holder of Registrable Securities to be included in the Registration Statement, if the Company shall have determined, after consultation with its counsel, that the Company is required to disclose any material corporate development which the Company determines could reasonably be expected to have a material effect on the Company. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of a Suspension Period, such holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder (i) is advised in writing by the Company that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and
(iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus. The Company shall prepare, file and furnish to each holder of

Registrable Securities immediately upon the expiration of any Suspension Period, appropriate supplements or amendments, if applicable, to the Prospectus and appropriate documents, if applicable, incorporated by reference in the Registration Statement. The Company agrees to use its best efforts to cause any Suspension Period to be terminated as promptly as possible.

                  2. Notification of Material Events. The Company will, as expeditiously as possible, immediately notify each holder of Registrable Securities under a Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, as expeditiously as possible, amend or supplement such Prospectus to eliminate the untrue statement or the omission.

            D. Indemnification.

                  1. Indemnification by Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, agents and employees, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, all reasonable attorneys' fees) and expenses (collectively "Losses"), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, except insofar as the same are based solely upon information furnished to the Company by such holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission made in any preliminary prospectus or Prospectus if
(i) such holder failed to send or deliver a copy of the Prospectus or Prospectus supplement with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus or Prospectus supplement would have corrected such untrue statement or omission. If requested, the Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  2. Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company may reasonably request for use in connection with any Registration Statement or Prospectus. Such holder hereby agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, and its officers, directors, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling person, from and against all losses, as incurred, arising out of or based upon any untrue statements or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company for use in such Registration Statement, Prospectus or preliminary prospectus. The Company shall be entitled to receive indemnities from accountants, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished by such persons specifically for inclusion in any Registration Statement, Prospectus or preliminary prospectus, provided, that the failure of the Company to obtain any such indemnity shall not relieve the Company of any of its obligations hereunder. Notwithstanding any provision of this Section 6.5 to the contrary, the liability of a holder of Registrable Securities under this Section 6.5 shall not exceed the purchase price received by such holder for the Registrable Securities sold pursuant to a Registration Statement or Prospectus.

                  3. Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall promptly notify the party from which such indemnity is sought (the "indemnifying party") in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses incurred in connection with the defense thereof. All such fees and expenses (including any fees and expenses incurred in connection with investigation or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 20 days of written notice thereof to the indemnifying party; provided, however, that if, in accordance with this Section 6.5, the indemnifying party is not liable to the indemnified party, such fees and expenses shall be returned promptly to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses, (b) the indemnifying party shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action, claim or proceeding, or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the opinion of counsel for such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release of such indemnified party from all liability in respect to such claim or litigation without the written consent (which consent will not be unreasonably withheld) of the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement without the written consent (which consent will not be unreasonably withheld) of the indemnifying party from which indemnify or contribution is sought.

                  4. Contribution. If the indemnification provided for in this
Section 6.5 is unavailable to an indemnified party under Section 6.5.1 or 6.5.2 hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.5.3, any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            E. Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 or Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether the

Company has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6.6 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

            F. Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such person
(i) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            G. Failure to File Registration Statement and Other Events. The Company and the Purchaser agree that the Purchaser will suffer damages if the Registration Statement is not filed on or prior to the Required Filing Date or is not declared effective by the SEC on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur. The Company and the Purchaser further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or prior to the Required Filing Date; (ii) is not declared effective by the SEC on or prior to the Effectiveness Date; or (iii) the Registration Statement is filed with and declared effective by the SEC but thereafter ceases to be effective or available as to all Registrable Securities at any time during the Effectiveness Period, without being succeeded within a reasonable period by a subsequent or amended Registration Statement filed with and declared effective by the SEC (any such failure or breach being referred to as an "Event"), the Company shall issue to each holder of Registrable Securities as liquidated damages for such failure or breach and not as a penalty (the "Liquidated Damages") additional Warrants in an amount equal to one and one-half percent (1.5%) of the Warrant Shares issuable upon exercise of the Warrants issued to such holder pursuant to the Purchase Agreement for each thirty (30) day period during which any Event described above occurs and is continuing, pro rated for any period less than thirty (30) days, following the Event until the applicable Event has been cured; provided, however, each holder of Registrable Securities will waive any Liquidated Damages resulting from the Registration Statement not being declared effective by the SEC on or prior to the Effectiveness Date if the Company cures such failure or breach prior to the end of the first thirty (30) day period thereafter. Notwithstanding the foregoing, in no event shall the Company be required to deliver additional Warrants as aggregate Liquidated Damages to any holder of Registrable Securities under this Section 6.8 in excess of a total of six percent (6%) of the number of Warrant Shares issuable on exercise of the Warrants issued to the Purchaser pursuant to this Agreement. The parties agree that the Liquidated Damages represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the holders of Registrable Securities if the Registration Statement is not filed on or prior to the Required Filing Date or has not been declared effective by the SEC on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period.

      VII. MISCELLANEOUS.

            A. Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

            B. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

            C. Specific Performance; Consent to Jurisdiction; Venue.

                  (a) The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in Orange County, California, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that California is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of California. The Company and Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.3 shall affect or limit any right to serve process in any other manner permitted by law. The Company and Purchaser hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities or this Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. D. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

            E. Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

            F. Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            G. Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchaser, or, to the extent such amendment affects only one Purchaser, by the Company and such individual Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

            H. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

            If to the Company:  AMDL, Inc.
                                2492 Walnut Avenue, Suite 100
                                Tustin, California  92780
                                Attention: Gary L. Dreher, President
                                Facsimile:  (714) 505-4464

            If to Purchaser:    At the address listed on the Purchaser Signature
                                Page hereof.

            I. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            J. Survival. The representations and warranties of the Company and Purchaser contained herein shall survive the execution and delivery hereof and the Closing until the date two (2) years from the Closing, and the agreements and covenants of the Company set forth herein shall survive the execution and delivery hereof and the Closing hereunder until the Registration Statement required by is no longer required to be effective under the terms and conditions of this Agreement.

            K. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

            L. Publicity. The Company agrees that it will not disclose, and will not include in any public announcement other than the Registration Statement, the name of Purchaser without the consent of Purchaser unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                                          COMPANY

                                          AMDL, INC.

                                          By:__________________________
                                               Gary L. Dreher, President

                                          Dated:  August ____, 2005

                            PURCHASER SIGNATURE PAGE

________________________________________________________________________________
PURCHASER

________________________________________________________________________________
Name of Purchaser

________________________________________________________________________________
Authorized Signature

________________________________________________________________________________
Printed Name and Title of Authorized Signatory

Number of Shares Purchased: ________________ Number of Warrant Shares: _________

________________________________________________________________________________
Address of Purchaser

________________________________________________________________________________
Email, telephone number and fax number of Purchaser

________________________________________________________________________________
Exact Name in which Shares and Warrant will be registered

Dated:  August _____, 2005

Wire Transfer Instructions:

AMDL, Inc.
Account No. 0805-033875
Wells Fargo Bank
26151 La Paz Road
Mission Viejo, California 92691
Route # 121000248
Branch Manager: Ener Lumanlan
Phone:  (949) 837-0066
FAX:    (949) 837-2152

                                   EXHIBIT "A"

                         PURCHASER REPRESENTATION LETTER
                            (REGULATION D - RULE 506)

AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California  92780

Gentlemen:

      In connection with the purchase by the undersigned ("Purchaser") of _______________ shares of Common Stock, $0.001 par value (the "Shares"), of AMDL, Inc., a Delaware corporation (the "Company), and the acquisition of warrants to purchase a number of additional shares of the Company's common stock equal to one-half of the number of Shares (the "Warrants"), Purchaser understands that the Shares and the Warrants have not been registered with the U.S. Securities and Exchange Commission ("SEC") under the U.S. Securities Act of 1933, as amended (the "Act") in reliance on Rule 506 of Regulation D, promulgated under the Act and that the Company is relying upon the representations made in this letter in concluding that Rule 506 of Regulation D applies. Capitalized terms used herein will have the meaning ascribed to such terms in the Securities Purchase Agreement entered into between the Company and the Purchaser. Purchaser hereby represents as follows:

      Purchaser is acquiring the Shares and Warrants for its own account, not as a nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, except pursuant an effective registration statement under the Act, or an exemption from registration under the Act.

      VIII. Purchaser has been advised that the Shares and Warrants (including the shares of Common Stock issuable upon exercise of the Warrants) have not been registered under the Securities Act or any other applicable securities laws and that the securities are being offered and sold pursuant to Section 4(2) of the Act and Rule 506 thereunder, and that the Company's reliance upon Section 4(2) and Rule 506 is predicated in part on Purchaser representations as contained herein.

      IX. Purchaser represents to Company that:

      I am a resident of the State of __________________.

________________________________________________________________________________
Please print above the exact name(s) in which Shares and Warrants are to be held

My address is: _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

PURCHASER  (PLEASE INITIAL ONE)

Category I _______    The undersigned is an individual (not a partnership,
                      corporation, etc.) whose individual net worth, or joint net worth with the undersigned's spouse, presently exceeds
                      $1,000,000.

                            Explanation. In calculation of net worth the
                      undersigned may include equity in personal property and real estate, including the undersigned's principal residence, cash, short term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category II ______    The undersigned is an individual (not a partnership,
                      corporation, etc.) who had an individual income in excess of $200,000 in the last two calendar years, or joint income with the undersigned's spouse in excess of $300,000 in the last two calendar years, and has a reasonable expectation of reaching the same income level in the current calendar year.

Category III _____    The undersigned is a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to
                      Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940, or a business development company as defined in Section 2(a)(48) of that Securities
                      Act; Small Business Investment Company licensed by the
                      U.S. Small Business Administration under Section 301(c) or
                      (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by the plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are "Accredited Investors" as defined in
                      Section 230.501(a) of the Securities Act.

                            ____________________________________________________
                            ____________________________________________________
                                           (describe entity)

Category IV _____     The undersigned is a private business development company
                      as defined in Section 202(a)(22) of the Investment
                      Advisers Act of 1940.

                            ____________________________________________________
                            ____________________________________________________
                                           (describe entity)

Category V ______     The undersigned is an organization described in Section
                      501(c)(3) of the Internal Revenue Code, corporation,
                      Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

                            ____________________________________________________
                            ____________________________________________________
                                           (describe entity)

Category VI ______    The undersigned is a director or executive officer of the
                      Company.

Category VII _____    The undersigned is a trust, with total assets in excess of
                      $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a "Sophisticated Person" as described in
                      Section 230.506(b)(2)(ii) of the Securities Act.

Category VIII _____   The undersigned is an entity in which all of the equity
                      owners are "accredited investors" as defined in Section
                      230.501(a) of the Securities Act.

                            ____________________________________________________
                            ____________________________________________________
                                           (describe entity)

      X. Purchaser acknowledges that the Shares and Warrants (including the shares of Common Stock issuable upon exercise of the Warrants) have not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act. The Shares and Warrants may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

      XI. Purchaser is acquiring the Shares and Warrants for Purchaser's own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

      XII. Purchaser understands and acknowledges that the Shares and the Warrants and the shares of Common Stock issuable upon exercise of the Warrants will bear the following legend:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

      XIII. Purchaser acknowledges that an investment in the Shares and the Warrants is not liquid and such securities are transferable only under limited conditions. Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Shares or Warrants or underlying shares of Common Stock.

      XIV. Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and Warrants and can bear the economic risk of investment in such securities without producing a material adverse change in Purchaser's financial condition. Purchaser otherwise has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

      XV. Purchaser consents to being named as a "Selling Stockholder" in the Registration Statement.

      XVI. Purchaser does not have any connection with, or any interest in, Corbin & Company, LLP (the Company's independent accountant).

      XVII. Purchaser represents that Purchaser:

      (Check applicable box)

            IS NOT a registered broker-dealer and does not have any direct or indirect affiliation or association with a registered broker-dealer, whether as a director, officer, partner, beneficial owner of a 10% or greater interest in a registered broker-dealer (proceed to 12 below); or

            IS a registered broker-dealer or an affiliate or associate of a registered broker-dealer. (Proceed to 11(a) and (b) below).

            (a) The name of the broker-dealer and the nature of the relationship are as follows:

               _________________________________________________________________

               _________________________________________________________________

            (b) If Purchaser is a registered broker-dealer or an affiliate or associate of a registered broker-dealer, the Purchaser for whom the undersigned is completing this questionnaire acquired the securities to be resold in the ordinary course of business and at the time of purchase had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

              Agree         Disagree

      XVIII. The undersigned is completing this questionnaire on behalf of:
(mark the appropriate box below)

            Himself or herself as a natural person (proceed to 13 below); or

            An entity that IS subject to SEC reporting requirements for publicly-traded companies (proceed to 13 below); or

            An entity that IS NOT subject to SEC reporting requirements. The natural persons who have beneficial ownership (voting and dispositive power) of the Company's securities held by such entity are named below, along with a description of the relationship between Purchaser and the natural person(s):

            Full Name of Natural Person       Relationship to Purchaser

      XIX. The undersigned will notify the Company immediately of any changes in the information relating to the undersigned contained in the Selling Stockholders table that occur as a result of any purchase or sale of the Company's securities or other developments occurring prior to the effectiveness of the Registration Statement.

      XX. Purchaser represents as follows:

                      PURCHASER HAS NOT RELIED ON ANY FINANCIAL PROJECTIONS,
                      MODELS OR OTHER FINANCIAL INFORMATION RELATING TO THE
                      COMPANY NOT CONTAINED IN THE COMPANY'S SEC REPORTS,
______________        WHETHER SUCH PROJECTIONS, MODELS OR OTHER INFORMATION WERE
(Initials)            PROVIDED BY THE COMPANY, THE PLACEMENT AGENT OR ANY OTHER
                      SOURCE. PURCHASER ACKNOWLEDGES THAT SUCH PROJECTIONS AND
                      MODELS ARE INHERENTLY UNRELIABLE AND ARE NOT AN ACCURATE
                      INDICATION OF THE COMPANY'S BUSINESS PROSPECTS OR FUTURE
                      FINANCIAL PERFORMANCE.

      XXI. Purchaser agrees to defend, indemnify and hold the Company harmless against any liability, costs or expenses arising as a result of any dissemination of the Shares, the Warrants or the Warrant Shares by Purchaser in violation of the Act or applicable state securities law.

                                           Very truly yours,

                                           "Purchaser"

                                           _____________________________________
                                           Name of Purchaser

                                           _____________________________________
                                           Authorized Signature

                                           _____________________________________
                                           Printed Name of Authorized Signatory

                                           Dated:  August _____ 2005

                                                            Warrant No. 2005-xxx

                                   EXHIBIT "B"

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

                             STOCK PURCHASE WARRANT

                               For the Purchase of
                     Shares of Common Stock, $.001 Par Value
                                       of
                                   AMDL, INC.
                             A Delaware Corporation

      THIS CERTIFIES THAT, for value received, ____________________ (the "Holder"), as registered owner of this Stock Purchase Warrant ("Warrant"), is entitled to subscribe for, purchase and receive ____________ fully paid and nonassessable shares of the common stock, $.001 par value (the "Common Stock"), of AMDL, INC., a Delaware corporation (the "Company"), at the exercise price of $____ per share (the "Exercise Price"), upon presentation and surrender of this Warrant and upon payment by wire transfer of the Exercise Price for such shares of Common Stock to the Company at the principal office of the Company; provided, however, that upon the occurrence of any of the events specified below, the rights granted by this Warrant shall be adjusted as therein specified. Upon exercise of this Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed.

      This Warrant is being delivered to Holder pursuant to that certain Securities Purchase Agreement, between the Company and the Holder (the "Purchase Agreement") dated as of August 9, 2005.

      In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of the Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

      In no event shall this Warrant (or the shares of the Common Stock issuable upon full or partial exercise hereof) be offered or sold except in conformity with the Securities Act of 1933, as amended.

      This Warrant is subject to the following terms and conditions:

      1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time on or after the issuance date of this Warrant and before 5:00 P.M., Pacific Time, on August ___, 2008 (the "Expiration Date") but not thereafter, by presentation and surrender hereof to the Company, with the Exercise Form annexed hereto duly executed and accompanied by payment by wire transfer of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant and the Exercise Price at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

      2. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

      3. Adjustment in Number of Shares.

            3.1 Adjustment for Reclassifications. In case at any time or from time to time after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary's capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the date hereof, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period.

            3.2 Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the date hereof, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

      4. Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      5. Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

      6. Restrictions on Transfer. The Holder of this Warrant, by acceptance thereof, agrees that, absent an effective notification under Regulation A or registration statement, in either case under the Securities Act of 1933 (the "Act"), covering the disposition of this Warrant or the Common Stock issued or issuable upon exercise hereof, such Holder will not sell or transfer any or all of this Warrant or such Common Stock without first providing the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Such Holder agrees that the Company may issue instructions to its transfer agent to place, or may itself place, a "stop order" on transfers with respect to the Warrant and Common Stock and that the certificates evidencing the Warrant and Common Stock which will be delivered to such Holder by the Company shall bear substantially the following legend:

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

      7. Each Holder of this Warrant, at the time all or a portion of such Warrant is exercised, agrees to make such written representations to the Company as counsel for the Company may reasonably request, in order that the Company may be reasonably satisfied that such exercise of the Warrant and consequent issuance of Common Stock will not violate the registration and prospectus delivery requirements of the Act, or other applicable state securities laws.

      8. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

      9. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

      10. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

      11. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      12. Law Governing. This Warrant shall be construed and enforced in accordance with and governed by the laws of Delaware.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the ______ day of August 2005.

                                    AMDL, INC.

                                    By: ________________________________
                                           Gary L. Dreher, President

Warrant Exercise Form:

TO: AMDL, INC.                                      Date:_______________________

      The Undersigned hereby elects irrevocably to exercise Warrant No. 2005-xxx and to purchase _________ shares of the Common Stock of the Company called for thereby, and hereby makes payment by wire transfer of $ (at the rate of $______ per share of the Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of the Common Stock as to which this Warrant is exercised according to the information specified below:

________________________________________________________________________________
(Name)

________________________________________________________________________________
(Address)

________________________________________________________________________________
(Email; telephone number and fax number)

and if said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, issue a new Warrant Certificate for the balance remaining of such Warrants to the undersigned at the address stated above.

                             Name of Holder: ___________________________________
                                                       (Please Print)

                             Signature: ________________________________________

                             Signature Medallion Guaranteed: ___________________

      NOTICE: The signature to the form to exercise must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Wire Transfer Instructions:
AMDL, Inc.
Account No. 0805-033875
Wells Fargo Bank
26151 La Paz Road
Mission Viejo, California 92691
Route #121000248

Branch Manager: Ener Lumanlan
Phone: (949) 837-0066
FAX:   (949) 837-2152

Form to be used to transfer Warrant:

TO: AMDL, INC.                                             Date: _______________

      For value received, ____________________________________________ hereby sells, assigns and transfers unto ______________________________________________
said Warrant No. 2005-xxx, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint the Secretary of AMDL, Inc. attorney, to transfer said Warrant Certificate on the books of the corporation, with full power of substitution in the premises.

                               Name of Holder: _________________________________
                                                   (Please Print)

                               Signature: ______________________________________

                                            ____________________________________
                                                      (Address)

                                             ___________________________________

                               Signature Medallion Guaranteed:__________________

      NOTICE: The signature to the form to transfer must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                                   EXHIBIT "C"

                          ANNUAL REPORT ON FORM 10-KSB
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

                                   EXHIBIT "D"

                         QUARTERLY REPORT ON FORM 10-QSB
                       FOR THE QUARTER ENDED JUNE 30, 2005